Exhibit 4.72

Commitment Letter

Whereas:

Simo Music (Beijing) Co., Ltd. (the “WFOE”), Lianhe Wenyu (Shenzhen) Co., Ltd. (the “VIE Company”) and Yang Qihu, Gu Dejun have entered into the Exclusive Option Agreement, Equity Interest Pledge Agreement and other related documents on July 26, 2019.

I hereby undertake the followings:

1.

As requested by the WFOE at any time, I shall immediately and unconditionally transfer my equity interest in the VIE Company to the WFOE or its designee in accordance with relevant provisions under the Exclusive Option Agreement. And I shall waive the right of first refusal in case that other shareholders (if any) of the VIE Company transfer the equity interest to the WFOE or its designee.

2.

I agree that the WFOE may exercise its pledge right on the equity interest of the VIE Company according to the Equity Interest Pledge Agreement. If the WFOE exercises its pledge right, I shall waive the right of first refusal in case that other shareholders of the VIE Company transfer the equity interest to the WFOE or its designee.

3.	My decision to waive the right of first refusal is unconditional and irrevocable. I hereby undertake that I shall not withdraw the waiver when the aforesaid transfer of equity interest occurs.

4.

I agree to sign related documents with respect to the aforesaid transfer of equity interest, including but not limited to equity transfer agreement, resolution of the shareholders and the articles of association of the VIE Company, and agree to go through relevant modification formalities in the administrative authorities for industry and commerce.

Signature: /s/Yang Qihu

Date: July 26, 2019

Commitment Letter

Whereas:

Simo Music (Beijing) Co., Ltd. (the “WFOE”), Lianhe Wenyu (Shenzhen) Co., Ltd. (the “VIE Company”) and Yang Qihu, Gu Dejun have entered into the Exclusive Option Agreement, Equity Interest Pledge Agreement and other related documents on July 26, 2019.

I hereby undertake the followings:

1.

As requested by the WFOE at any time, I shall immediately and unconditionally transfer my equity interest in the VIE Company to the WFOE or its designee in accordance with relevant provisions under the Exclusive Option Agreement. And I shall waive the right of first refusal in case that other shareholders (if any) of the VIE Company transfer the equity interest to the WFOE or its designee.

2.

I agree that the WFOE may exercise its pledge right on the equity interest of the VIE Company according to the Equity Interest Pledge Agreement. If the WFOE exercises its pledge right, I shall waive the right of first refusal in case that other shareholders of the VIE Company transfer the equity interest to the WFOE or its designee.

3.	My decision to waive the right of first refusal is unconditional and irrevocable. I hereby undertake that I shall not withdraw the waiver when the aforesaid transfer of equity interest occurs.

4.

I agree to sign related documents with respect to the aforesaid transfer of equity interest, including but not limited to equity transfer agreement, resolution of the shareholders and the articles of association of the VIE Company, and agree to go through relevant modification formalities in the administrative authorities for industry and commerce.

Signature: /s/ Gu Dejun

Date: July 26, 2019